UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2022

Cinemark Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33401	20-5490327
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Dallas Parkway, Plano, Texas 75093
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 972. 665.1000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CNK	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 19, 2022, Lee Roy Mitchell, the founder and Executive Chairman of the Board of Directors of Cinemark Holdings, Inc., a Delaware corporation (the “Company”), tendered his resignation from his position as the Executive Chairman of the Board of Directors.  Mr. Mitchell will continue to serve on the Board of Directors.

Mr. Mitchell and the Company entered into a termination agreement, effective May 19, 2022 (the “Termination Agreement”), terminating the Employment Agreement dated December 15, 2008, as amended by the First Amendment to Employment Agreement dated November 12, 2014, between the Company and Mr. Mitchell (the “Employment Agreement”).  Pursuant to the terms of the Termination Agreement, Mr. Mitchell agreed to relinquish any rights under the Employment Agreement.   A complete copy of the Termination Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.  The foregoing description of the Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Termination Agreement.

Carlos Sepulveda, Lead Director for the Company since 2016, was elected by the Board of Directors to serve as Chairman of the Board of Directors, effective May 19, 2022.  Under the April 9, 2007 Director Nomination Agreement by and among Cinemark Holdings, Inc. and certain stockholders (the “Director Nomination Agreement”), the Mitchell Investors (as defined in the Director Nomination Agreement) have a right to designate two nominees to the Board of Directors.  Mr. Sepulveda (Class II Director) is one of the nominees, and Mr. Mitchell (Class III Director) is the other nominee.  The foregoing description of the Director Nomination Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Director Nomination Agreement (incorporated by reference to Exhibit 10.1 to Cinemark Holdings, Inc.’s Current Report on Form 8-K, File No. 001-33401, filed May 3, 2007).

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	On May 19, 2022, we held our 2022 annual meeting of stockholders (the “Annual Meeting”).

(b)	There were three matters submitted to stockholders at the Annual Meeting.

1.	To elect four Class III directors to serve for three years on our Board of Directors;

2.	To ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3.	To hold an advisory vote on executive compensation.

The items are described in greater detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 6, 2022.

The final voting results were as follows:

Item 1:	Election of Directors

Stockholders elected all Class III director nominees. The votes for the nominees were cast as follows:

Nominee	For	Withheld	Broker Non-Votes
Lee Roy Mitchell	72,156,022	5,693,297	13,982,477
Benjamin D. Chereskin	74,275,184	3,574,135	13,982,477
Raymond W. Syufy	69,782,248	8,067,071	13,982,477
Sean Gamble	76,093,209	1,756,110	13,982,477

Item 2:	Ratification of the Appointment of the Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The votes were cast as follows:

For	Against	Abstain
89,595,558	2,160,574	75,664

Item 3:	Advisory Vote on Executive Compensation

Stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers for the fiscal year ending December 31, 2021 as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, compensation tables and narrative discussion. The advisory votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
63,381,243	11,815,292	2,652,784	13,982,477

Item 7.01	Regulation FD Disclosure.

 A copy of the Company’s press release announcing the resignation of Lee Roy Mitchell from his position as Executive Chairman of the Board of Directors and the appointment of Carlos Sepulveda as the Chairman of the Board of Directors is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Exhibit Description
10.1	Termination Agreement, effective May 19, 2022, between Lee Roy Mitchell and Cinemark Holdings, Inc.
99.1	Press Release dated May 25, 2022.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC.

	By:	/s/ Michael D. Cavalier
	Name:	Michael D. Cavalier
	Title:	Executive Vice President - General Counsel & Business Affairs

Date: May 25, 2022

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